Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 033-85662, 033-90964, 333-37325, 333-40858, 333-97313, 333-97315, and 333-173811) of Simpson Manufacturing Co., Inc. of our report dated March 7, 2014, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
San Francisco, California
March 7, 2014